FILED # C33289-01

DEC 13 2001

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

ARTICLES OF INCORPORATION
OF
ENDO NETWORKS, INC.

Pursuant to the provisions under the General Corporation Law of the State of Nevada, Endo Networks, Inc. hereby adopts the following Articles of Incorporation:

ARTICLE ONE

The name of this corporation is Endo Networks, Inc.

ARTICLE TWO

The corporation is formed as a Nevada corporation pursuant to the filing of the "Articles of Conversion of Endo Networks, Inc. from a Texas Corporation into a Nevada Corporation" according to the requirements of the Nevada General Corporation Law.

ARTICLE THREE

The corporation was originally incorporated as a Texas corporation on July 11, 2000, under the name of Discount Mortgage Source, Inc. and name changed to Endo Networks, Inc. on November 7, 2001.

ARTICLE FOUR

The period of the corporation's duration is perpetual.

ARTICLE FIVE

The purpose or purposes for which the corporation os organized are to engage in and transact any or all lawful business for which corporations may be incorporated under the General Corporation Law of the State of Nevada.

ARTICLE SIX

The amount of the total authorized capital stock of this corporation is Twenty Five Million (25,000,000) shares with a par value of $0.001 each, amounting to Twenty Five Thousand Dollars ($25,000.00).

Such stock may be issued from time to time without action by the stockholders for such consideration as may be determined, from time to time, by the Board of Directors and such shares so issued shall be deemed fully paid stock, and the holders of such stock shall not be liable for any further payments thereon.

ARTICLE SEVEN

The corporation will not commence business until it has received for the issuance of its shares, consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

ARTICLE EIGHT

Directors shall be elected by majority vote. Cumulative voting shall not be permitted.

ARTICLE NINE

The name and address of the registered agent and office of the corporation in Nevada is: Laughlin & Associates, Inc., 2533 N. Carson Street, Carson City, Nevada 89706.

ARTICLE TEN

The Bylaws of the corporation shall fix the number of directors. The name and address of the person who will serve as director until the next annual meeting of the shareholders, or until after their successors are elected and qualified is:

Peter B. Day
2624 Dunwin Drive, Unit #3
Mississuaga, Ontario L5L 3T5
Canada

ARTICLE ELEVEN

The name and address of the incorporator is:

Peter B. Day
2624 Dunwin Drive, Unit #3
Mississuaga, Ontario L5L 3T5
Canada

ARTICLE TWELVE

No holder of any stock of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the corporation authorized by these Articles or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the corporation, or of any bonds, certificates of indebtedness, debentures, warrants, options, or other securities convertible into any class of stock of the corporation, but any stock authorized by these Articles or any such additional authorized stock or securities convertible into any stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations, or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine without offering any thereof on the same terms or on any terms to the shareholders then of record or to any class of shareholders, provided only that such issuance may not be inconsistent with any provision of law or with any of the provisions of these Articles.

ARTICLE THIRTEEN

Upon the election of the Board of Directors, the stock of the corporation may be issued in accordance with section 1244 of the united states Internal Revenue Code of 1986, as amended.

ARTICLE TWELVE

The initial Bylaws shall be adopted by the Board of Directors. The Board of Directors may amend or repeal the Bylaws or adopt new Bylaws, unless: (1) these Articles of Incorporation or the General Corporation Law of the State of Nevada reserves the power exclusively to the shareholders in whole or in part; or (2) the shareholders in amending, repealing, or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw. Unless these Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the corporation's Bylaws, the corporation's shareholders may amend, repeal, or adopt the corporation's Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board of Directors.

ARTICLE THIRTEEN

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by a statute of the state of Nevada. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of the corporation existing at the time of the repeal or modification.

IN WITNESS WHEREOF, I have hereunto set my hand, this 29th day of November, 2001.

Peter B. Day

FILED # C33289-01

DEC 1 3 2001

IN THE OFFICE OF
[signature]
DEAN HELLER SECRETARY OF STATE

ARTICLES OF CONVERSION OF ENDO NETWORKS, INC. FROM A TEXAS CORPORATION INTO A NEVADA CORPORATION

COMES NOW, Endo Networks, Inc. ("ENDO") a Texas corporation, hereby converting into a Nevada corporation, and files these Articles of Conversion pursuant to the requirements of the Nevada Business Corporation Act and the Texas corporate laws, and as required therein would show the following:

1. On November 2, 2001, that certain Plan of Conversion of Endo Networks, Inc. from a Texas Corporation Into a Nevada Corporation (the "Plan") was approved in accordance with Texas law by the shareholders and executed by Peter B. Day, ENDO's President.

2. ENDO was originally formed as a Texas corporation, currently has 50,000,000 shares of common stock authorized, and at November 2, 2001, 2,679,300 of such authorized shares of common stock were issued and outstanding. The only class of ENDO's stock issued and outstanding that may vote is common stock. The par value for such common stock is $0.001. No shares of any class are entitled to vote as a class.

3. Of the 2,679,300 shares that were eligible to vote, 2,485,800 shares of common stock were present in person or by proxy, and 2,485,800 voted for the Conversion and no shares voted against such Conversion. No shares of any class were entitled to vote as a class.

4. A copy of the Plan, as approved and executed, is currently on file at ENDO's current principal place of business, 2624 Dunwin Drive, Unit #3, Mississauga, Ontario L5L 3T5, Canada, and, following the conversion of ENDO into a Nevada corporation, a copy of the Plan, as approved and executed, will be on file at the principal place of business of ENDO, as a Nevada corporation, and said principal place of business shall be 2624 Dunwin Drive, Unit #3, Mississauga, Ontario L5L 3T5, Canada.

5. A copy of the Plan will be furnished to any shareholder of ENDO, either before or after the conversion from a Texas corporation to a Nevada corporation, upon such shareholder's written request and without cost to such shareholder.

6. Subsequent to the consummation of the conversion, ENDO will retain its original name, Endo Networks, Inc. ENDO, as a Nevada corporation, shall be formed pursuant to the filing of these Articles of Conversion and shall be governed by the Articles of Incorporation attached hereto as Exhibit "A" and incorporated herein by

reference for all purposes.

7 . The Plan and the performance of its terms was duly authorized and approved by all action required under the laws of the States of Nevada and Texas and as required under ENDO's constituent documents.

8. ENDO, as converted to a Nevada corporation, shall be responsible for the payment of any franchise taxes that may be owed by ENDO, as a Texas corporation.

IN WITNESS WHEREOF, these Articles of Conversion are executed to be effective as of the 2nd day of November, 2001, by Peter B. Day, ENDO's President.

ENDO NETWORKS, INC.
a Texas corporation

By: ______________________
Peter B. Day, President

FILED # C 33289-01

DEC 13 2001

IN THE OFFICE OF
[signature]
DEAN HELLER SECRETARY OF STATE

CERTIFICATE OF CHANGE OF RESIDENT AGENT

ENDO NETWORKS, INC.

FILE # N/A

The change below is effective upon the filing of this document with the Nevada Secretary of State.

The former resident agent was:

Not Applicable —
Non Corporation
TX Corp. converting to NV corp.

The resident agent is changed to:

Laughlin Associates, Inc.
2533 North Carson Street
Carson City, NV 89706

[signature] / President
Signature/Title

Certificate of Acceptance of Appointment by Resident Agent:

I, Laughlin Associates, Inc., hereby accept the appointment as Resident Agent for the above-named business entity.

[signature]
Signature
On Behalf of Laughlin Associates Inc.

12/13/01
Date

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # C33289-2001
Document Number: 20060663665-10
Date Filed: 10/17/2006 9:40:28 AM
In the office of
Dean Heller
Secretary of State

Certificate of Correction
(PURSUANT TO NRS 78,78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

Certificate of Correction
(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:
Endo Networks, Inc.

2. Description of the original document for which correction is being made:
Articles of Incorporation

3. Filing date of the original document for which correction is being made: December 13, 2001

4. Description of the inaccuracy or defect.
ARTICLE SIX
The amount of the total authorized capital stock of this corporation is Twenty Five Million (25,000,000) shares with a par value of $0.001 each, amounting to Twenty Five Thousand Dollars ($25,000.00).
Such stock may be issued from time to time without action by the stockholders for such consideration as may be determined, from time to time, by the Board of Directors and such shares si issued shall be deemed fully paid stock, and the holders of such stock shall not be liable for any further payments thereon.

5. Correction of the inaccuracy or defect.
ARTICLE SIX
The amount of the total authorized capital stock of this corporation is Fifty Million (50,000,000) shares with a par value of $0.001 each, amounting to Fifty Thousand Dollars ($50,000.00).
Such stock may be issued from time to time without action by the stockholders for such consideration as may be determined, from time to time, by the Board of Directors and such shares si issued shall be deemed fully paid stock, and the holders of such stock shall not be liable for any further payments thereon.

6. Signature:

Authorized Signature	President Title *	10/16/2006 Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.